Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-265526) and Registration Statement on Form S-1 (File No. 333-253160) of our report dated March 20, 2023, relating to the financial statements of AppTech Payments Corp for the years ended December 31, 2022 and 2021, which appear in the Annual Report on Form 10-K, as amended by this Form 10-K/A.

/s/ dbbmckennon

San Diego, California

August 21, 2023